EXHIBIT 99.1

PNM Resources Reports 2006 First Quarter Earnings
Palo Verde outage reduces margins
Earnings guidance reaffirmed

1st QUARTER HIGHLIGHTS
•	GAAP (generally accepted accounting principles) reported earnings of $0.38 per diluted share for the first quarter of 2006.
•	Ongoing earnings of $0.39 per diluted share.
•	Strong PNM Electric load growth of 4.1 percent.
•	Wholesale activity softens impact of Palo Verde Unit 1 outage.
•	Lower customer natural gas usage reduces margin.

(ALBUQUERQUE, N.M.) - PNM Resources (NYSE: PNM) today reported unaudited first quarter 2006 consolidated ongoing earnings per diluted share of $0.39, compared with $0.50 in 2005. Ongoing earnings exclude acquisition-related charges. The company also reported unaudited 2006 consolidated GAAP earnings per diluted share of $0.38, compared with $0.50 in 2005.

Net earnings available for common stock decreased 13.7 percent to $26.3 million during the quarter, compared with the same period in 2005.

Customers reduced natural gas consumption by nearly 10.0 percent, lowering consolidated margins for the quarter. While the extended outage of Unit 1 at the Palo Verde Nuclear Generating Station also reduced consolidated margins, the plant’s other two units and the company’s coal-fired facilities had strong performance during the quarter.

“Despite the extended outage at Palo Verde Unit 1, forward sales entered into last year and strong performance at other units partially offset the impact,” said Jeff Sterba, PNM Resources chairman, president and CEO. “We will continue our efforts to alleviate the impact of the Unit 1 extended outage through the second quarter and we look forward to all three Palo Verde units returning to their historically high performance.”

RECONCILIATION OF GAAP-REPORTED EARNINGS TO ONGOING EARNINGS PER SHARE

	Quarter Ended March 31,
	2006		2005
	Earnings	Diluted	Earnings	Diluted
	(in 000s)	EPS	(in 000s)	EPS
Net Earnings Available to Common Shareholders	$26,325	$0.38	$30,509	$0.50

Adjustments for TNP Acquisition-Related
Charges (net of income tax effects):
TNP Acquisition Integration Costs	569	0.01
Total Adjustments	569	0.01

Net Ongoing Earnings Available to Common Shareholders	$26,894	$ 0.39	$30,509	$ 0.50

Avg. Diluted Shares - GAAP Earnings		69,375		61,509
Avg. Diluted Shares - Ongoing Earnings (a)		69,375		61,423

(a) Diluted shares used to calculate ongoing earnings per share assume that 3,910,000 shares of PNM Resources common stock issued in March 2005 for TNP acquisition financing instead were issued June 6, 2005, the closing date of the TNP acquisition.

FIRST QUARTER 2006 PERFORMANCE SUMMARY

Load growth of 4.1 percent in PNM electric’s service territory contributed $4.0 million to gross margin, but was partially offset by the 2.5 percent electric rate decrease that went into effect in September 2005 - the last rate reduction agreed to in the Global Settlement - and reduced margin by $3.5 million for the quarter.

Forward sales entered into last year, coupled with reduced market prices in the first quarter of 2006, allowed the company to remarket power and enhance wholesale revenues and gross margin.

Strong plant performance at coal facilities and at Palo Verde units 2 and 3, along with improved PNM Wholesale short-term sales resulting from the remarketing of power during the quarter, reduced the impact of the extended outage of Palo Verde Unit 1.

The San Juan plant had a strong quarter with an equivalent availability factor of 90.4 percent. Units 4 and 5 at Four Corners also experienced strong performance with a combined equivalent availability factor of 91.6 percent. Units 2 and 3 at Palo Verde had superior performance with equivalent availability factors of 99.3 percent and 95.3 percent, respectively.

The Palo Verde Unit 1 outage reduced consolidated gross margin by $9.9 million - $2.9 million for PNM Electric margin and $7.0 million for PNM Wholesale margin.

Because of traditionally low customer electric usage during the first quarter, Texas-New Mexico Power and First Choice Power provided modest contributions to earnings during the period. Debt associated with the acquisition of TNMP and First Choice Power increased interest expense by $7.0 million and decreased earnings per share by $0.06 for the quarter. Equity that was issued diluted earnings per share by $0.06. The acquisition, however, remains on track to be more than 10 percent accretive to consolidated earnings per share and 20 percent accretive to free cash flow.

FIRST QUARTER 2006 SEGMENT REPORTING

Regulated Operations

PNM - a natural gas and vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

Electric:

•	PNM Electric operations reported revenues of $138.8 million, a 3.4 percent increase over the same period in 2005.

•	Gross margin decreased $2.4 million, mainly due to the extended Palo Verde Unit 1 outage and the September 2005 rate decrease. Strong load growth of 4.1 percent partially offset the decrease.

Gas:

•	Higher natural gas prices pushed PNM Gas operating revenues to $207.5 million, an increase of 25.6 percent quarter-over-quarter.

•	Gross margin decreased $1.0 million - or 2.0 percent - to $49.8 million.

•
Customers lowered natural gas usage by nearly 10.0 percent; reduced usage per customer decreased margin by $4.0 million. Customer growth of 2.2 percent partially offset lower usage, increasing margin by $2.6 million.

TNMP Electric - a vertically integrated electric utility in New Mexico and a transmission-distribution company in Texas.

•	TNMP Electric reported operating revenues of $62.7 million, a 4.9 percent decrease compared with the same pre-acquisition period in 2005.

•	Quarter-over-quarter, gross margin decreased 8.4 percent to $35.5 million, mainly due to rate reductions and synergy savings givebacks in Texas and New Mexico.

Unregulated Operations

PNM Wholesale - a business segment of PNM consisting of the generation and sale of electricity into the wholesale markets.

•	Operating revenues increased 36.0 percent to $179.5 million. Gross margin increased $2.9 million to $31.4 million - or 10.0 percent.

•	Forward sales made in September 2005 enhanced wholesale revenues and gross margin.

First Choice Power - a competitive retail electric provider in Texas.

•	First Choice Power reported operating revenues of $105.1 million, a 7.3 percent increase compared with the same pre-acquisition period in 2005.

•	Increased margins were offset by higher bad debt expenses primarily due to state regulatory moratoriums that impacted the collection of outstanding customer payments.

2006 EARNINGS GUIDANCE

PNM Resources today reaffirmed its earlier 2006 earnings guidance. The company estimates ongoing earnings, excluding acquisition-related and other non-recurring charges, will range between $1.65 and $1.90. Based on the current schedule for the extended Palo Verde Unit 1 outage, it is expected that the facility will operate at approximately the same equivalent availability factor as last year, which, as previously indicated, would place 2006 earnings at the lower end of the range.

Earnings variability within the expected range will be affected by a number of factors, including:
•	Power plant performance.
•	Twin Oaks earnings accretion.
•	Natural gas prices and wholesale electricity prices.
•	Customer growth and retention.
•	First Choice Power price-to-beat rate reset
•	Weather

FIRST QUARTER EARNINGS CALL

PNM Resources will conduct its first quarter 2006 earnings conference call on Wednesday, May 3, at 9 a.m. Eastern.

Analysts in the United States call:	(866) 713-8564
Analysts outside the United States call:	(617) 597-5312
Pass code:	71305424

Participating analysts should dial in after 8:45 a.m. Eastern. The call will be broadcast live and the presentation available at PNMResources.com. A transcript of the call also will be on the Web site as soon as possible.

A replay will be available through May 10, 2006:

Analysts in the United States call:	(888) 286-8010
Analysts outside the United States call:	(617) 801-6888
Pass code:	58638701

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with consolidated operating revenues of $2.1 billion. Through its utility and energy service subsidiaries, PNM Resources supplies electricity to 748,500 homes and businesses in New Mexico and Texas and natural gas to 480,500 customers in New Mexico. Its utility subsidiaries are PNM and Texas-New Mexico Power. Other subsidiaries include First Choice

Power, a deregulated competitive retail electric provider in Texas, and Avistar, an energy research and development company. The company has generation resources of approximately 2,840 megawatts and sells power on the wholesale market throughout the Southwest. For more information, visit PNMResources.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements made in this release that relate to future events or the Company's expectations, projections, estimates, intentions, goals, targets and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, the Company cautions you not to place undue reliance on these statements. The Company’s business, financial condition, cash flow and operating results are influenced by many factors, which are often beyond its control, that can cause actual results to differ from those expressed or implied by the forward looking statements. These factors include the potential unavailability of cash from TNP Enterprises, Inc. and its subsidiaries, the risk that TNP Enterprises and its subsidiaries will not be integrated successfully into the Company, the risk that the benefits of the acquisition of TNP Enterprises and its subsidiaries will not be fully realized or will take longer to realize than expected, disruption from the acquisition of TNP Enterprises and its subsidiaries making it more difficult to maintain relationships with customers, employees, suppliers or other third parties, the outcome of any appeals of the Public Utility Commission of Texas order in the stranded cost true-up proceeding, the ability of First Choice Power to attract and retain customers, changes in Electric Reliability Council of Texas protocols, changes in the cost of power acquired by First Choice Power, collections experience, insurance coverage available for claims made in litigation, fluctuations in interest rates, conditions in the financial markets affecting the Company's permanent financing for the Twin Oaks power plant acquisition, weather, including impacts on the Company of the hurricanes in the Gulf Coast region, water supply, changes in fuel costs, availability of fuel supplies, the effectiveness of risk management and commodity risk transactions, seasonality and other changes in supply and demand in the market for electric power, variability of wholesale power prices and natural gas prices, volatility and liquidity in the wholesale power markets and the natural gas markets, changes in the competitive environment in the electric and natural gas industries, the performance of generating units, including PVNGS, and transmission systems, the market for electrical generating equipment, the ability to secure long-term power sales, the risks associated with completion of the construction of generation, transmission, distribution and other projects, including construction delays and unanticipated cost overruns, state and federal regulatory and legislative decisions and actions, the outcome of legal proceedings, changes in applicable accounting principles and the performance of state, regional and national economies. For a detailed discussion of the important factors that affect the Company and that could cause actual results to differ from those expressed or implied by the Company's forward-looking statements, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the Company's current and future Current Reports on Form 8-K, filed with the SEC.

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
	Three Months Ended March 31,
	2006	2005
	(In thousands, except per share amounts)
Operating Revenues:
Electric	$448,216	$262,443
Gas	207,476	165,233
Other	109	237
Total operating revenues	655,801	427,913

Operating Expenses:
Cost of energy sold	425,972	247,478
Administrative and general	65,305	41,309
Energy production costs	37,587	36,033
Depreciation and amortization	34,330	28,827
Transmission and distribution costs	19,050	14,062
Taxes, other than income taxes	16,964	8,871
Income taxes	10,247	13,391
Total operating expenses	609,455	389,971
Operating income	46,346	37,942

Other Income and Deductions:
Interest income	10,151	9,770
Other income	3,167	3,240
Carrying charges on regulatory assets	1,973	-
Other deductions	(1,516)	(2,136)
Other income taxes	(5,101)	(3,884)
Net other income and deductions	8,674	6,990

Interest Charges	28,563	14,291

Preferred Stock Dividend Requirements	132	132

Net Earnings	$26,325	$30,509

Net Earnings per Common Share
Basic	$0.38	$0.50

Diluted	$0.38	$0.50

Dividends Declared per Common Share	$0.220	$0.185

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows PNM Electric revenues by customer class and average customers:

PNM Electric Revenues

	Three Months Ended
	March 31,
	2006	2005	Variance
	(In thousands, except customers)
Residential	$55,328	$54,014	$1,314
Commercial	57,079	56,166	913
Industrial	14,741	15,203	(462)
Transmission	7,045	4,464	2,581
Other	4,585	4,335	250
Total	$138,778	$134,182	$4,596

Average customers	425,919	413,825	12,094

Company management has combined two segments previously reported separately, Transmission and Electric, to form one reportable segment, PNM Electric. The prior year amounts have been reclassified to reflect this change for comparison purposes. The average customers amounts reflect traditional electric customers only and do not include transmission customers.

The following table shows PNM Electric sales by customer class:

PNM Electric Sales

	Three Months Ended
	March 31,
	2006	2005	Variance
	(Megawatt hours)
Residential	688,472	654,093	34,379
Commercial	803,700	767,376	36,324
Industrial	314,008	315,816	(1,808)
Other	54,863	51,869	2,994
Total	1,861,043	1,789,154	71,889

The megawatt hours shown above reflect traditional electric revenues only; transmission does not have associated megawatt hours in a comparable fashion.

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows TNMP Electric revenues by customer class and average customers:

TNMP Electric Revenues

	Three Months Ended
	March 31,
	Post-	Pre-
	Acquisition	Acquisition
	2006	2005	Variance
	(In thousands, except customers)
Residential	$19,280	$20,823	$(1,543)
Commercial	20,846	21,188	(342)
Industrial	13,064	14,521	(1,457)
Other	9,495	9,349	146
Total	$62,685	$65,881	$(3,196)

Average customers (1)	260,936	256,283	4,653

The following table shows TNMP Electric sales by customer class:

TNMP Electric Sales

	Three Months Ended
	March 31,
	Post-	Pre-
	Acquisition	Acquisition
	2006	2005	Variance
	(Megawatt hours)
Residential	528,346	547,102	(18,756)
Commercial	495,057	455,981	39,076
Industrial	541,119	585,216	(44,097)
Other	28,959	29,178	(219)
Total (1)	1,593,481	1,617,477	(23,996)

(1)
Under the Texas Electric Choice Act, customers of TNMP in Texas have the ability to choose First Choice or any other Retail Electric Provider (“REP”) to provide energy; however, TNMP delivers energy to customers within TNMP's service area regardless of the REP chosen. Therefore TNMP earns revenue for that delivery and First Choice earns revenue on the usage of that energy by its customers. The average customers reported above include 149,014 and 160,737 customers of TNMP at March 31, 2006 and 2005, respectively, who have chosen First Choice as their REP. The megawatt hours reported include 474,841 and 529,640 megawatt hours used by customers of TNMP during the three months ended March 31, 2006 and 2005, respectively, who have chosen First Choice as their REP. These customers and megawatt hours are also included below in the First Choice segment. For PNMR consolidated reporting purposes, these are included only once in the consolidated amounts.

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows PNM Gas revenues by customer and average customers:

PNM Gas Revenues

	Three Months Ended
	March 31,
	2006	2005	Variance
	(In thousands, except customers)
Residential	$141,637	$108,269	$33,368
Commercial	44,021	31,931	12,090
Industrial	737	643	94
Transportation*	4,659	3,988	671
Other	16,471	20,455	(3,984)
Total	$207,525	$165,286	$42,239

Average customers	480,655	470,336	10,319

*Customer-owned gas.

The following table shows PNM Gas throughput by customer class:

PNM Gas Throughput

	Three Months Ended
	March 31,
	2006	2005	Variance
	(Thousands of decatherms)
Residential	11,962	12,758	(796)
Commercial	4,166	4,309	(143)
Industrial	72	85	(13)
Transportation*	11,031	8,150	2,881
Other	1,566	2,791	(1,225)
Total	28,797	28,093	704

*Customer-owned gas.

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows PNM Wholesale revenues by customer class:

PNM Wholesale Revenues

	Three Months Ended
	March 31,
	2006	2005	Variance
	(In thousands)
Long-term contracts	$31,234	$37,475	$(6,241)
Short-term sales	148,254	94,529	53,725
Total	$179,488	$132,004	$47,484

The following table shows PNM Wholesale sales by customer class:

PNM Wholesale Sales

	Three Months Ended
	March 31,
	2006	2005	Variance
	(Megawatt hours)
Long-term contracts	578,544	725,403	(146,859)
Short-term sales	2,220,752	2,125,023	95,729
Total	2,799,296	2,850,426	(51,130)

Note: For comparative purposes, wholesale revenues for the three months ended March 31, 2006 and 2005 have not been reclassified to a net margin basis in accordance with GAAP. The impact would be to reduce first quarter 2006 and 2005 short-term sales revenues by $4.7 million and $2.1 million, respectively.

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows First Choice revenues by customer class and average customers:

First Choice Revenues

	Three Months Ended
	March 31,
	Post-	Pre-
	Acquisition	Acquisition
	2006	2005	Variance
	(In thousands, except customers)
Residential	$59,601	$54,875	$4,726
Mass-Market	18,941	14,720	4,221
Mid-Market	19,447	24,262	(4,815)
Other	7,093	4,114	2,979
Total	$105,082	$97,971	$7,111

Average customers (1)	209,338	217,651	(8,313)

The following table shows First Choice sales by customer class:

First Choice Sales

	Three Months Ended
	March 31,
	Post-	Pre-
	Acquisition	Acquisition
	2006	2005	Variance
	(Megawatt hours)
Residential	427,544	480,776	(53,232)
Mass-Market	121,770	97,685	24,085
Mid-Market	177,643	288,631	(110,988)
Other	12,262	12,498	(236)
Total (1)	739,219	879,590	(140,371)

(1)	See note above in the TNMP Electric segment discussion.